EXHIBIT 99.1

[CROWN CASTLE INTERNATIONAL NEWS RELEASE GRAPHIC]

Contacts:	W. Benjamin Moreland, CFO
Jay Brown, VP Finance
Crown Castle International Corp.
713-570-3000

Ken Dennard / ksdennard@drg-e.com
Lisa Elliott / lelliott@drg-e.com
DRG&E
713-529-6600

CROWN CASTLE INTERNATIONAL REPORTS

THIRD QUARTER RESULTS; ISSUES NOTICE OF

REDEMPTION FOR 12¾% PREFERRED STOCK; INCREASES

2004 FREE CASH FLOW GUIDANCE

October 28, 2003 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the third quarter ended September 30, 2003.

Total revenue for the third quarter of 2003 was $235.6 million. Site rental and broadcast transmission revenues for the third quarter of 2003 increased 19% percent to $198.4 million from $166.3 million for the same period in the prior year. Operating income improved $17.9 million to $10.0 million in the third quarter of 2003 from a loss of $7.9 million in the third quarter of 2002.

Net loss was $99.7 million for the third quarter of 2003, inclusive of $37.6 million in losses from the retirement of debt and preferred securities, compared to a net loss of $65.6 million for the same period in 2002, inclusive of $30.0 million of gains from the retirement of debt. Net loss after deduction of dividends on preferred stock was $109.2 million in the third quarter of 2003, inclusive of $37.6 million in losses from the retirement of debt and preferred securities, compared to a loss of $35.7 million for the same period last year, inclusive of $79.8 million in gains from the retirement of debt and preferred securities. Third quarter net loss per share was $(0.50) compared to a loss per share of $(0.16) in last year’s third quarter of 2002.

Net cash from operating activities for the third quarter of 2003 was $44.1 million. Free cash flow, defined as net cash from operating activities less capital expenditures, for the third quarter of 2003 was a source of cash of $22.4 million, an improvement of $48.1 million from the same period last year. At September 30, 2003, cash and cash equivalents were $255.7 million.

[shaping the wireless worldSM GRAPHIC]

News Release continued:

OPERATING RESULTS

US site rental revenue for the third quarter of 2003 increased $8.6 million, or 8.2%, to $113.4 million, up from $104.8 million for the same period in 2002, and UK site rental and broadcast transmission revenue for the third quarter of 2003 increased $23.1 million, or 41.7%, to $78.3 million, up from $55.2 million for the same period in 2002. These revenue results approximate same tower sales as a result of the fact that approximately 98% of Crown Castle’s sites on September 30, 2003 were in operation as of July 1, 2002. On a consolidated basis, site rental and broadcast transmission gross margin, defined as site rental and broadcast transmission revenue less site rental and broadcast transmission cost of operations, increased 27% to $121.3 million, up $25.6 million in the third quarter of 2003 from the same period in 2002. Year over year comparisons of site rental and broadcast transmission revenue and gross margin were positively impacted $10.5 million and $7.5 million, respectively, by the launch of Freeview in the UK during the fourth quarter of 2002. For the third quarter of 2003, US capital expenditures were $5.3 million and UK capital expenditures were $15.5 million. During the third quarter of 2003, Crown Castle developed 31 sites in the UK under our agreement with British Telecom.

“Our business units delivered strong revenue growth this quarter in our core site rental and broadcast transmission business and completed some key agreements,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “While our outlook continues to suggest leasing activity will remain constant at current levels, we see indications that US leasing activity may improve into 2004. We have seen an increase in site applications for our US towers from our customers as they improve their networks. We continue to strive to meet our customers’ needs with increased speed and accuracy. Our continued efforts to grow revenue while reducing interest expense, working capital, and capital expenditures resulted in excellent free cash flow results. We remain on track with our initiatives and are on pace to outperform our original free cash flow outlook for 2003, which we provided last year.”

BALANCE SHEET IMPROVEMENTS

On October 10, 2003, Crown Castle announced the completion of an amended $1.6 billion credit facility for its restricted group operating company (“OpCo Facility”) and made certain changes to its capital structure. The OpCo Facility is comprised of a $192.5 million Term A loan, a $1.1 billion Term B loan and an unfunded $350 million revolving credit facility. Crown Castle also designated its UK subsidiary (“CCUK”) as a restricted subsidiary, repaid the CCUK senior credit facility and will redeem on November 10, 2003 CCUK’s 9% Guaranteed Bonds due 2007.

[shaping the wireless worldSM GRAPHIC]

News Release continued:

During the third quarter, Crown Castle purchased 179,551 shares of its 12¾% Senior Exchangeable Preferred Stock for $198.3 million in cash. At September 30, 2003, the remaining 12¾% Senior Exchangeable Preferred Stock due 2010 had an aggregate redemption value of $46.8 million. Crown Castle has delivered notice to redeem the remaining 12¾% Senior Exchangeable Preferred Stock at the contractual call price of 106.375% on December 15, 2003, the first optional redemption date for such securities.

Also, during the third quarter of 2003, Crown Castle repaid $10.0 million of its Crown Atlantic credit facility. Pro forma for the OpCo Facility, repayment of the CCUK credit facility and the redemption of the CCUK 9% Guaranteed Bonds, at September 30, 2003, Crown Castle had approximately $1.0 billion of total liquidity, comprised of approximately $550 million of cash and cash equivalents and total availability under its OpCo Facility and Crown Atlantic credit facility of approximately $470 million.

“We remain committed to increasing free cash flow through growth in our core leasing business and reductions in interest expense,” stated W. Benjamin Moreland, Chief Financial Officer of Crown Castle. “The successful refinancing of our OpCo Facility is an important milestone in our efforts to improve our overall financial profile. We are very focused on improving our leverage and interest coverage ratios ahead of the contractual call dates of our senior notes, which start May 2004. By investing our excess liquidity to purchase our debt securities and through the potential refinancing of a portion of our senior notes next year, we expect to make further progress towards our goal of reducing our run-rate total interest expense to less than $200 million by the end of 2004 and converting the savings into free cash flow growth.”

On July 1, 2003, Crown Castle adopted the provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”). As a result, Crown Castle’s 12¾% Senior Exchangeable Preferred Stock was reclassified as a liability and the dividends and losses resulting from the purchases of such securities are included in the net loss on the consolidated statement of operations beginning on July 1, 2003.

[shaping the wireless worldSM GRAPHIC]

News Release continued:

OUTLOOK

The following statements and outlook table are based on current expectations and assumptions and assume a US dollar to UK pound exchange rate of 1.65 dollars to 1.00 pound and a US dollar to Australian dollar exchange rate of 0.60 US dollars to 1.00 Australian dollar. This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein are set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

Crown Castle has adjusted certain elements of its previously provided financial guidance for full year 2004, which results in expected free cash flow increasing from between $105 million and $130 million to between $120 million and $140 million for the full year 2004. Crown Castle’s outlook for net cash provided by operating activities is based on interest expense on its existing debt balances and does not include savings from interest expense reductions that may be achieved through further debt reductions and refinancings, except for the interest savings from the redemption on December 15, 2003 of the 12¾% Senior Exchangeable Preferred Stock. Crown Castle’s 2003 and 2004 projected net cash provided by operating activities assumes the effect of converting paid-in-kind interest to cash pay for the 10 3/8% and 11¼% Senior Discount Notes.

The following table sets forth Crown Castle’s current outlook:

(dollars in millions):

	Fourth Quarter	Full Year	Full Year
	2003	2003	2004
Site rental and broadcast transmission revenue	200 to 205	773 to 778	810 to 835
Net cash provided by operating activities	40 to 50*	184 to 194*	195 to 225
Capital expenditures	24 to 28	119 to 123	70 to 90
Free Cash Flow	15 to 25*	64 to 74*	120 to 140

*	Includes the payment of approximately $13.0 million of accrued interest previously scheduled for first quarter of 2004 related primarily to the redemption of the CCUK 9% Guaranteed Bonds as a part of refinancing the OpCo Facility.

[shaping the wireless worldSM GRAPHIC]

News Release continued:

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Wednesday, October 29, 2003 at 9:30 a.m. eastern time to discuss third quarter results and Crown Castle’s Outlook. Please dial 303-262-2194 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available through November 5, 2003 and may be accessed by calling 303-590-3000 and using pass code 555073. An audio archive will also be available on Crown Castle’s website at www.crowncastle.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Karen Roan at DRG&E at 1-713-529-6600 or email kroan@drg-e.com.

Crown Castle engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops as well as analog and digital audio and television broadcast transmission systems. Crown Castle offers near-universal broadcast coverage in the United Kingdom and significant wireless communications coverage to 68 of the top 100 United States markets, to more than 95 percent of the UK population and to more than 92 percent of the Australian population. Crown Castle owns, operates and manages over 15,500 wireless communication sites internationally. For more information on Crown Castle, visit: www.crowncastle.com.

[shaping the wireless worldSM GRAPHIC]

News Release continued:

Non-GAAP Financial Measures:

This press release includes presentations of Free Cash Flow and Adjusted EBITDA, which are non-GAAP financial measures. Crown Castle defines Free Cash Flow as net cash provided by operating activities less capital expenditures (both amounts from the Consolidated Statement of Cash Flows). Crown Castle defines Adjusted EBITDA as net loss plus cumulative effect of change in accounting principle, minority interests, provision for income taxes, interest expense, amortization of deferred financing costs and dividends on preferred stock, interest and other income (expense), depreciation, amortization and accretion, non-cash general and administrative compensation charges, asset write-down charges and restructuring charges (credits). Free Cash Flow and Adjusted EBITDA are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). Further, our measure of Free Cash Flow and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Free Cash Flow is presented as additional information because management believes it to be a useful indicator of our ability to execute our business strategy without reliance on additional borrowing or the use of our cash and liquid investments. Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures. Our results under GAAP are set forth in the financial statements following this press release.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Free Cash Flow is computed as follows:

(In thousands of dollars)	For the Three Months Ended
	Sept. 30, 2003	Sept. 30, 2002
Net cash provided by operating activities	$44,064	$12,383
Less: Capital expenditures	(21,617)	(38,003)

Free Cash Flow	$22,447	$(25,620)

(In millions of dollars)	Forecast Ranges for the Periods
	Q4 2003	Full Year 2003	Full Year 2004
Net cash provided by operating activities	$40 to 50	$184 to 194	$195 to 225
Less: Capital expenditures	$(24) to (28)	$(119) to (123)	$(70) to (90)

Free Cash Flow	$15 to 25	$64 to 74	$120 to 140

[shaping the wireless worldSM GRAPHIC]

News Release continued:

Adjusted EBITDA is computed as follows:	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2003	2002	2003	2002
Net loss	$(99,678)	(65,628)	$(249,525)	$(237,619)
Cumulative effect of change in accounting principle	—	—	2,035	—
Minority interests	(151)	75	1,136	(3,347)
Provision for income taxes	4,236	101	11,620	5,444
Interest expense, amortization of deferred financing costs and dividends on preferred stock	70,788	78,127	216,002	230,834
Interest and other income (expense)	34,845	(20,579)	46,869	(18,329)
Depreciation, amortization and accretion	80,389	77,280	241,259	225,167
Non-cash general and administrative compensation charges	10,444	1,351	20,570	3,991
Asset write-down charges	6,137	14,540	7,517	47,246
Restructuring charges (credits)	(1,058)	657	1,291	6,609

Adjusted EBITDA	$105,952	$85,924	$298,774	$259,996

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to plans, projections and estimates regarding (i) demand and leasing rates for our sites and towers, (ii) debt and preferred stock refinancings, purchases, redemptions and other reductions, (iii) interest expense, (iv) working capital, (v) actual performance compared to outlook or guidance provided, (vi) leverage and interest coverage ratios, (vii) currency exchange rates, (viii) revenues, (ix) net cash provided by operating activities, (x) capital expenditures, and (xi) free cash flow. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

×	Our substantial level of indebtedness could adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

×	If we are unable to service our indebtedness, our indebtedness may be accelerated.

×	Our business depends on the demand for wireless communications, which has been and may continue to be lower and slower than anticipated.

×	The continuation of the current economic and telecommunications industry slowdown could materially and adversely affect our business and the business of our customers.

×	We may be unable to successfully integrate acquired operations or manage our existing operations as we grow.

×	The loss, consolidation or financial instability of any of our limited number of customers could materially decrease revenues.

×	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.

×	We operate in a competitive industry and some of our competitors have significantly more resources than we do or have less debt than we do.

×	Technology changes may significantly reduce the demand for towers and wireless communications sites.

×	2.5G/3G and other technologies, including digital terrestrial television, may not deploy or be adopted by customers as rapidly or in the manner projected.

[shaping the wireless worldSM GRAPHIC]

News Release continued:

×	Carrier consolidation or reduced carrier expansion may significantly reduce the demand for towers and wireless communication sites.

×	Network sharing and other agreements among our customers may act as alternatives to leasing sites from us.

×	Demand for our network services business is very volatile which causes our network services operating results to vary significantly for any particular period.

×	We have historically experienced consolidated net losses, and we anticipate that we will continue to experience consolidated net losses in the foreseeable future.

×	We may need additional financing for strategic growth opportunities which may not be available.

×	We generally lease or sublease the land under our sites and towers and may not be able to maintain these leases at commercially viable rates. The loss of any of our ground leases could result in retirement obligations.

×	Laws and regulations, which could change at any time, govern our business and industry, and we could fail to comply with these laws and regulations.

×	We could suffer from future claims if radio frequency emissions from equipment on our sites and towers are demonstrated to cause negative health effects.

×	Our international operations expose us to changes in foreign currency exchange rates.

×	We are heavily dependent on our senior management.

×	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws could make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

×	Sales or issuances, including as dividends, of a substantial number of shares of our common stock could adversely affect the market price of our common stock.

×	Disputes with customers and suppliers may adversely affect results.

×	The carrying value of our sites and related goodwill may be subject to impairment in the future if we are unable to add sufficient additional tenants to the sites.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect our results is included in our filings with the Securities and Exchange Commission.

[shaping the wireless worldSM GRAPHIC]

[CROWN CASTLE INTERNATIONAL GRAPHIC]	CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER FINANCIAL DATA (in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net revenues:
Site rental and broadcast transmission	$198,387	$166,343	$572,817	$498,559
Network services and other	37,190	61,081	103,685	175,013

Total net revenues	235,577	227,424	676,502	673,572

Costs of operations:
Site rental and broadcast transmission	77,046	70,591	224,086	198,603
Network services and other	27,984	47,388	80,179	136,960

Total costs of operations	105,030	117,979	304,265	335,563

General and administrative	23,556	21,461	69,886	71,981
Corporate development	1,039	2,060	3,577	6,032
Restructuring charges (credits)	(1,058)	657	1,291	6,609
Asset write-down charges	6,137	14,540	7,517	47,246
Non-cash general and administrative compensation charges	10,444	1,351	20,570	3,991
Depreciation, amortization and accretion	80,389	77,280	241,259	225,167

Operating income (loss)	10,040	(7,904)	28,137	(23,017)
Interest and other income (expense)	(34,845)	20,579	(46,869)	18,329
Interest expense, amortization of deferred financing costs and dividends on preferred stock	(70,788)	(78,127)	(216,002)	(230,834)

Loss before income taxes, minority interests and cumulative effect of change in accounting principle	(95,593)	(65,452)	(234,734)	(235,522)
Provision for income taxes	(4,236)	(101)	(11,620)	(5,444)
Minority interests	151	(75)	(1,136)	3,347

Loss before cumulative effect of change in accounting principle	(99,678)	(65,628)	(247,490)	(237,619)
Cumulative effect of change in accounting principle for asset retirement obligations, net of related tax benefit of $636	—	—	(2,035)	—

Net loss	(99,678)	(65,628)	(249,525)	(237,619)
Dividends on preferred stock, net of gains (losses) on repurchases of preferred stock	(9,496)	29,932	(43,948)	(11,034)

Net loss after deduction of dividends on preferred stock, net of gains (losses) on repurchases of preferred stock	$(109,174)	$(35,696)	$(293,473)	$(248,653)

Per common share—basic and diluted:
Loss before cumulative effect of change in accounting principle	$(0.50)	$(0.16)	$(1.35)	$(1.14)
Cumulative effect of change in accounting principle	—	—	(0.01)	—

Net loss	$(0.50)	$(0.16)	$(1.36)	$(1.14)

Common shares outstanding—basic and diluted	216,621	216,656	216,516	218,991

Adjusted EBITDA (before restructuring and asset write-down charges):
Site rental and broadcast transmission	$113,494	$88,463	$325,362	$273,482
Network services and other (before corporate development expenses)	(6,503)	(479)	(23,011)	(7,454)

Adjusted EBITDA before corporate development expenses	106,991	87,984	302,351	266,028
Corporate development	(1,039)	(2,060)	(3,577)	(6,032)

Total Adjusted EBITDA	$105,952	$85,924	$298,774	$259,996

[CROWN CASTLE INTERNATIONAL GRAPHIC]	CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEET (in thousands)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$255,672	$516,172
Receivables, net of allowance for doubtful accounts	90,083	135,864
Short-term investments	—	115,697
Inventories	25,310	45,616
Prepaid expenses and other current assets	67,590	53,732

Total current assets	438,655	867,081
Property and equipment, net of accumulated depreciation	4,708,688	4,828,033
Goodwill	1,142,357	1,067,041
Deferred financing costs and other assets, net of accumulated amortization	141,007	130,446

	$6,430,707	$6,892,601

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,168	$63,852
Accrued interest	33,323	59,811
Accrued compensation and related benefits	14,273	14,661
Deferred rental revenues and other accrued liabilities	228,232	208,195
Long-term debt, current maturities	37,750	14,250

Total current liabilities	360,746	360,769
Long-term debt, less current maturities	3,117,488	3,212,710
Redeemable preferred stock	46,769	—
Other liabilities	200,674	183,227

Total liabilities	3,725,677	3,756,706

Minority interests	202,486	171,383
Redeemable preferred stock	506,367	756,014
Stockholders’ equity	1,996,177	2,208,498

	$6,430,707	$6,892,601

[CROWN CASTLE INTERNATIONAL GRAPHIC]	CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands)

	Three Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(99,678)	$(65,628)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	80,389	77,280
Amortization of deferred financing costs, discounts on long-term debt and dividends on preferred stock	20,578	25,662
(Gains) losses on purchases and redemption of long-term debt	18,858	(29,998)
Losses on purchases of preferred stock	18,718	—
Non-cash general and administrative compensation charges	10,444	1,351
Asset write-down charges	6,137	14,540
Equity in losses (earnings) and write-downs of unconsolidated affiliates	(3,026)	13,315
Minority interests	(151)	75
Changes in assets and liabilities:
Increase (decrease) in accounts payable	5,336	(2,209)
Decrease in inventories, prepaid expenses and other assets	5,289	18,355
Increase (decrease) in deferred rental revenues and other liabilities	3,333	(36,671)
Decrease in accrued interest	(16,778)	(19,217)
(Increase) decrease in receivables	(5,385)	15,528

Net cash provided by operating activities	44,064	12,383

Cash flows from investing activities:
Maturities of investments	63,456	77,463
Proceeds from disposition of property and equipment	4,220	22,476
Capital expenditures	(21,617)	(38,003)
Investments in affiliates and other	(22)	7,182
Purchases of investments	—	(41,807)
Acquisition of assets	—	(1,197)

Net cash provided by investing activities	46,037	26,114

Cash flows from financing activities:
Proceeds from issuance of long-term debt	230,000	—
Proceeds from issuance of capital stock	2,581	42
Purchases and redemption of long-term debt	(251,867)	(45,300)
Purchases of capital stock	(229,222)	(41,457)
Net borrowings (payments) under revolving credit agreements	(34,665)	(50,000)
Incurrence of financing costs	(7,441)	—
Principal payments on long-term debt	(4,750)	—

Net cash used for financing activities	(295,364)	(136,715)

Effect of exchange rate changes on cash	1,233	2,162

Net decrease in cash and cash equivalents	(204,030)	(96,056)
Cash and cash equivalents at beginning of period	459,702	701,375

Cash and cash equivalents at end of period	$255,672	$605,319

Supplemental disclosure of cash flow information:
Interest paid	$62,128	$71,357
Income taxes paid	85	108

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(in $ thousands)

	Quarter Ended 09/30/02
	US	UK	AUS	CCIC
Revenues
Site Rental	104,763	55,230	6,350	166,343
Services	41,228	19,226	627	61,081
Total Revenues	145,991	74,456	6,977	227,424

Operating Expenses
Site Rental	39,707	28,743	2,141	70,591
Services	31,960	15,009	419	47,388
Total Operating Expenses	71,667	43,752	2,560	117,979

General & Administrative
Site Rental	5,037	924	1,328	7,289
Services	13,754	418	—	14,172
Total General & Administrative	18,791	1,342	1,328	21,461

Operating Cash Flow
Site Rental	60,019	25,563	2,881	88,463
Services	(4,486)	3,799	208	(479)
Total Pre-Overhead
Cash Flow	55,533	29,362	3,089	87,984

Corporate Overhead	2,060	—	—	2,060
Adjusted EBITDA	53,473	29,362	3,089	85,924

	Quarter Ended 09/30/02
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	62%	48%	66%	58%
Services	22%	22%	33%	22%

Operating Cash Flow Margins
Site Rental	57%	46%	45%	53%
Services	-11%	20%	33%	-1%
Adjusted EBITDA Margin	37%	39%	44%	38%

	Quarter Ended 12/31/02
	US	UK	AUS	CCIC
Revenues
Site Rental	108,023	65,248	6,009	179,280
Services	27,651	20,372	658	48,681
Total Revenues	135,674	85,620	6,667	227,961

Operating Expenses
Site Rental	37,080	31,888	2,453	71,421
Services	21,914	16,850	451	39,215
Total Operating Expenses	58,994	48,738	2,904	110,636

General & Administrative
Site Rental	4,797	392	1,661	6,850
Services	15,220	171	—	15,391
Total General & Administrative	20,017	563	1,661	22,241

Operating Cash Flow
Site Rental	66,146	32,968	1,895	101,009
Services	(9,483)	3,351	207	(5,925)
Total Pre-Overhead
Cash Flow	56,663	36,319	2,102	95,084

Corporate Overhead	1,451	—	—	1,451
Adjusted EBITDA	55,212	36,319	2,102	93,633

	Quarter Ended 12/31/02
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	66%	51%	59%	60%
Services	21%	17%	31%	19%

Operating Cash Flow Margins
Site Rental	61%	51%	32%	56%
Services	-34%	16%	31%	-12%

Adjusted EBITDA Margin	41%	42%	32%	41%

	Quarter Ended 3/31/03
	US	UK	AUS	CCIC
Revenues
Site Rental	107,849	71,125	5,986	184,960
Services	16,135	14,845	784	31,764
Total Revenues	123,984	85,970	6,770	216,724

Operating Expenses
Site Rental	38,325	32,752	2,283	73,360
Services	11,036	13,331	575	24,942
Total Operating Expenses	49,361	46,083	2,858	98,302

General & Administrative
Site Rental	4,579	1,172	1,700	7,451
Services	14,239	502	—	14,741
Total General & Administrative	18,818	1,674	1,700	22,192

Operating Cash Flow
Site Rental	64,945	37,201	2,003	104,149
Services	(9,140)	1,012	209	(7,919)
Total Pre-Overhead Cash Flow	55,805	38,213	2,212	96,230

Corporate Overhead	1,620	—	—	1,620
Adjusted EBITDA	54,185	38,213	2,212	94,610

	Quarter Ended 3/31/03
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	64%	54%	62%	60%
Services	32%	10%	27%	21%

Operating Cash Flow Margins
Site Rental	60%	52%	33%	56%
Services	-57%	7%	27%	-25%

Adjusted EBITDA Margin	44%	44%	33%	44%

	Quarter Ended 6/30/03
	US	UK	AUS	CCIC
Revenues
Site Rental	110,504	72,824	6,142	189,470
Services	18,771	15,102	858	34,731
Total Revenues	129,275	87,926	7,000	224,201

Operating Expenses
Site Rental	37,502	33,695	2,483	73,680
Services	12,234	14,434	585	27,253
Total Operating Expenses	49,736	48,129	3,068	100,933

General & Administrative
Site Rental	5,080	1,343	1,648	8,071
Services	15,492	575	—	16,067
Total General & Administrative	20,572	1,918	1,648	24,138

Operating Cash Flow
Site Rental	67,922	37,786	2,011	107,719
Services	(8,955)	93	273	(8,589)
Total Pre-Overhead Cash Flow	58,967	37,879	2,284	99,130

Corporate Overhead	918	—	—	918
Adjusted EBITDA	58,049	37,879	2,284	98,212

	Quarter Ended 6/30/03
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	66%	54%	60%	61%
Services	35%	4%	32%	22%

Operating Cash Flow Margins
Site Rental	61%	52%	33%	57%
Services	-48%	1%	32%	-25%

Adjusted EBITDA Margin	45%	43%	33%	44%

	Quarter Ended 9/30/03
	US	UK	AUS	CCIC
Revenues
Site Rental	113,387	78,260	6,740	198,387
Services	16,361	19,794	1,035	37,190
Total Revenues	129,748	98,054	7,775	235,577

Operating Expenses
Site Rental	37,298	36,984	2,764	77,046
Services	9,668	17,806	510	27,984
Total Operating Expenses	46,966	54,790	3,274	105,030

General & Administrative
Site Rental	4,319	1,491	2,037	7,847
Services	15,066	643	—	15,709
Total General & Administrative	19,385	2,134	2,037	23,556

Operating Cash Flow
Site Rental	71,770	39,785	1,939	113,494
Services	(8,373)	1,345	525	(6,503)
Total Pre-Overhead Cash Flow	63,397	41,130	2,464	106,991

Corporate Overhead	1,039	—	—	1,039
Adjusted EBITDA	62,358	41,130	2,464	105,952

	Quarter Ended 9/30/03
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	67%	53%	59%	61%
Services	41%	10%	51%	25%

Operating Cash Flow Margins
Site Rental	63%	51%	29%	57%
Services	-51%	7%	51%	-17%

Adjusted EBITDA Margin	48%	42%	32%	45%

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

Restricted and Unrestricted Subsidiaries

(in $ thousands)

	Quarter Ended 09/30/02
	Restricted	UK	Crown Atlantic	Other	CCIC
Revenues
Site Rental	87,300	55,230	23,813	—	166,343
Services	34,658	19,226	7,197	—	61,081
Total Revenues	121,958	74,456	31,010	—	227,424

Operating Expenses
Site Rental	32,380	28,743	9,468	—	70,591
Services	29,082	15,009	3,297	—	47,388
Total Operating Expenses	61,462	43,752	12,765	—	117,979

General & Administrative
Site Rental	5,943	924	422		7,289
Services	12,356	418	906	492	14,172
Total General & Administrative	18,299	1,342	1,328	492	21,461

Operating Cash Flow
Site Rental	48,977	25,563	13,923		88,463
Services	(6,780)	3,799	2,994	(492)	(479)
Total Pre-Overhead Cash Flow	42,197	29,362	16,917	(492)	87,984

Corporate Overhead	2,060	—	—	—	2,060
Adjusted EBITDA	40,137	29,362	16,917	(492)	85,924

	Quarter Ended 09/30/02
	Restricted	UK	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	63%	48%	60%	—	58%
Services	16%	22%	54%	—	22%

Operating Cash Flow Margins
Site Rental	56%	46%	58%	—	53%
Services	-20%	20%	42%	—	-1%

Adjusted EBITDA Margin	33%	39%	55%	N/A	38%

	Quarter Ended 12/31/02
	Restricted	UK	Crown Atlantic	Other	CCIC
Revenues
Site Rental	89,684	65,248	24,348	—	179,280
Services	22,663	20,372	5,646	—	48,681
Total Revenues	112,347	85,620	29,994	—	227,961

Operating Expenses
Site Rental	29,898	31,888	9,635	—	71,421
Services	19,991	16,850	2,374	—	39,215
Total Operating Expenses	49,889	48,738	12,009	—	110,636

General & Administrative
Site Rental	6,006	392	452	—	6,850
Services	12,758	171	1,015	1,447	15,391
Total General & Administrative	18,764	563	1,467	1,447	22,241

Operating Cash Flow
Site Rental	53,780	32,968	14,261	—	101,009
Services	(10,086)	3,351	2,257	(1,447)	(5,925)
Total Pre-Overhead Cash Flow	43,694	36,319	16,518	(1,447)	95,084

Corporate Overhead	1,451	—	—	—	1,451
Adjusted EBITDA	42,243	36,319	16,518	(1,447)	93,633

	Quarter Ended 12/31/02
	Restricted	UK	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	67%	51%	60%	—	60%
Services	12%	17%	58%	—	19%

Operating Cash Flow Margins
Site Rental	60%	51%	59%	—	56%
Services	-45%	16%	40%	—	-12%

Adjusted EBITDA Margin	38%	42%	55%	N/A	41%

	Quarter Ended 3/31/03
	Restricted	UK	Crown Atlantic	Other	CCIC
Revenues
Site Rental	88,885	71,125	24,950	—	184,960
Services	14,236	14,845	2,683	—	31,764
Total Revenues	103,121	85,970	27,633	—	216,724

Operating Expenses
Site Rental	30,887	32,752	9,721	—	73,360
Services	9,894	13,331	1,717	—	24,942
Total Operating Expenses	40,781	46,083	11,438	—	98,302

General & Administrative
Site Rental	5,759	1,172	520	—	7,451
Services	11,861	502	1,101	1,277	14,741
Total General & Administrative	17,620	1,674	1,621	1,277	22,192

Operating Cash Flow
Site Rental	52,239	37,201	14,709	—	104,149
Services	(7,519)	1,012	(135)	(1,277)	(7,919)
Total Pre-Overhead Cash Flow	44,720	38,213	14,574	(1,277)	96,230

Corporate Overhead	1,620	—	—	—	1,620
Adjusted EBITDA	43,100	38,213	14,574	(1,277)	94,610

	Quarter Ended 3/31/03
	Restricted	UK	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	65%	54%	61%	—	60%
Services	31%	10%	36%	—	21%
Operating Cash Flow Margins
Site Rental	59%	52%	59%	—	56%
Services	-53%	7%	-5%	—	-25%

Adjusted EBITDA Margin	42%	44%	53%	N/A	44%

	Quarter Ended 6/30/03
	Restricted	UK	Crown Atlantic	Other	CCIC
Revenues
Site Rental	91,344	72,824	25,302	—	189,470
Services	15,556	15,102	4,073	—	34,731
Total Revenues	106,900	87,926	29,375	—	224,201

Operating Expenses
Site Rental	30,877	33,695	9,108	—	73,680
Services	10,473	14,434	2,346	—	27,253
Total Operating Expenses	40,781	48,129	11,454	—	100,364

General & Administrative
Site Rental	6,209	1,343	519	—	8,071
Services	13,405	575	984	1,103	16,067
Total General & Administrative	17,620	1,918	1,503	1,103	22,144

Operating Cash Flow
Site Rental	54,258	37,786	15,675	—	107,719
Services	(8,322)	93	743	(1,103)	(8,589)
Total Pre-Overhead Cash Flow	45,936	37,879	16,418	(1,103)	99,130

Corporate Overhead	918	—	—	—	918
Adjusted EBITDA	45,018	37,879	16,418	(1,103)	98,212

	Quarter Ended 6/30/03
	Restricted	UK	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	66%	54%	64%	—	61%
Services	33%	4%	42%	—	22%

Operating Cash Flow Margins
Site Rental	59%	52%	62%	—	57%
Services	-53%	1%	18%	—	-25%

Adjusted EBITDA Margin	42%	43%	56%	N/A	44%

	Quarter Ended 9/30/03
	Restricted	UK	Crown Atlantic	Other	CCIC
Revenues
Site Rental	94,620	78,260	25,507	—	198,387
Services	14,034	19,794	3,362	—	37,190
Total Revenues	108,654	98,054	28,869	—	235,577

Operating Expenses
Site Rental	31,162	36,984	8,900	—	77,046
Services	9,349	17,806	829	—	27,984
Total Operating Expenses	40,511	54,790	9,729	—	105,030

General & Administrative
Site Rental	5,899	1,491	457	—	7,847
Services	12,664	643	988	1,414	15,709
Total General & Administrative	18,563	2,134	1,445	1,414	23,556

Operating Cash Flow
Site Rental	57,559	39,785	16,150	—	113,494
Services	(7,979)	1,345	1,545	(1,414)	(6,503)
Total Pre-Overhead Cash Flow	49,580	41,130	17,695	(1,414)	106,991

Corporate Overhead	1,039	—	—	—	1,039
Adjusted EBITDA	48,541	41,130	17,695	(1,414)	105,952

	Quarter Ended 9/30/03
	Restricted	UK	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	67%	53%	65%	—	61%
Services	33%	10%	75%	—	25%

Operating Cash Flow Margins
Site Rental	61%	51%	63%	—	57%
Services	-57%	7%	46%	—	-17%

Adjusted EBITDA Margin	45%	42%	61%	N/A	45%

CCI FACT SHEET Q3 2003

$ in thousands

	Q3 ’02	Q3 ’03	% Change
CCUSA and Crown Atlantic
Site Rental Revenue	$104,763	$113,387	8%
Ending Sites	10,794	10,718	-1%

CCUK
Site Rental & Broadcast Transmission Revenue	$55,230	$78,260	42%
Ending Sites	3,360	3,472	3%

CCAUS
Site Rental Revenue	$6,350	$6,740	6%
Ending Sites	1,403	1,387	-1%

TOTAL CCIC
Site Rental & Broadcast Transmission Revenue	$166,343	$198,387	19%
Ending Sites	15,557	15,577	0%

Ending Cash and Investments	$713,623	$255,672

Debt
Bank Debt	$1,119,129	$980,290
Bonds	$2,248,380	$2,174,948
12 3/4% Preferred Stock	$313,097	$46,769
6 1/4% & 8 1/4% Convertible Preferred Stock	$524,455	$506,367
Total Debt	$4,205,061	$3,708,374

Leverage Ratios
Net Bank Debt / EBITDA*	1.2X	1.7X
Net Bank Debt + Bonds + Preferred / EBITDA*	8.6X	7.0X
Total Net Debt / EBITDA*	10.2X	8.1X

*Last Quarter Annualized Adjusted EBITDA	$343,696	$423,808